                                                                     Exhibit 6.4
                            1ST CONSTITUTION BANCORP

                DIRECTORS STOCK OPTION AND RESTRICTED STOCK PLAN

                               ARTICLE I. PURPOSES

         The purposes of the Directors Stock Option and Restricted Stock Plan (the "Plan") are (i) to attract and retain highly-qualified members of the Board (as defined herein), (ii) to enable directors of 1st Constitution Bancorp (the "Company") and its Subsidiaries to develop and maintain stock ownership positions in the Company, and (iii) to provide incentives to such employees to contribute to the success of the Company. To achieve these objectives, the Plan provides for the granting of nonqualified stock options and Restricted Stock (as defined herein).

                             ARTICLE II. DEFINITIONS

         Whenever the following term" are used in this Plan, they shall have the meaning specified below:

         "AFFILIATE" shall mean the Company or a Subsidiary.

         "AGREEMENT" shall mean a written agreement between the Company and a Participant reflecting the granting of an Option or Restricted Stock, as the case may be.

         "BOARD" shall mean the Board of Directors of the Company.

         "CHANGE IN CONTROL" shall mean the occurrence of one or more of the following events: (i) the Company acquires actual knowledge that any person as such term in used in sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than an Affiliate is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the combined voting power of the Company's then outstanding securities, (ii) the first purchase of Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by an Affiliate), (iii) the approval by the Company's stockholders of (a) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any reclassification or reorganization of the Company's then outstanding shares of Common Stock or a change in the Company's directors, other than the addition of not more than three directors), (b) a sale or disposition of all or substantially all of the Company's assets, or (c) a plan of liquidation or dissolution of the Company, (iv) during any period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least two-thirds thereof, unless the election or nomination for the election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, or (v) a sale (including a merger or consolidation) of (a) Common Stock of the Company if after such sale any person (as defined above) other than an Affiliate owns a majority of the Company's Common Stock or (b) all or substantially all of the Company's assets (other than in the ordinary course of business).

         "CODE" shall mean the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.).

         "COMMITTEE" shall mean the committee consisting of at least two (2) directors to the Company appointed by the Board to administer the Plan pursuant to the provisions of Article III of the Plan.

         "COMMON STOCK" shall mean the common stock of the Company.

         "DIRECTOR" shall mean a member of the Board.

         "DISABILITY" shall mean permanent and total disability as defined by the Company's employee welfare benefit plan offering a long term disability benefit, or, if no such benefit is offered, as defined by Section 105(d)(4) of the Code.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "INCENTIVE OPTION" shall mean an option whose terms satisfy the requirements imposed by Section 422 of the Code and which is intended by the Committee to be treated as an Incentive Option.

         "NONQUALIFIED OPTION" shall mean either any Option which, when granted, is not an Incentive Option.

         "OPTION" shall mean a right to purchase Common Stock which is awarded in accordance with the terms of this Plan.

         "PARTICIPANT" shall mean a Director that has been granted an Option or Restricted Stock under the Plan.

         "PLAN" shall mean this 1st Constitution Bancorp Directors Stock Option and Restricted Stock Plan, as may be amended from time to time.

         "RESTRICTED STOCK" shall mean Shares which are awarded in accordance with the terms of this Plan.

         "SECRETARY" shall mean the corporate secretary of the Company.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SHARES" shall mean shares of Common Stock.

         "SUBSIDIARY(IES)" shall mean any corporation or other legal entity, domestic or foreign, more than 50% of the voting power of which is owned or controlled, directly or indirectly by the Company.

         "TERMINATE OR TERMINATION OF SERVICE" shall mean the time at which the Participant ceases to provide services to an Affiliate as a Director.

                           ARTICLE III. ADMINISTRATION

         The Plan shall be administered by a committee (the "Committee") of the Board, which shall consist of two (2) or more members of the Board who are "outside director(s)" within the meaning of Section 162(m) of the Code. The Committee shall hold meetings at such times as may be necessary for the proper administration of the Plan and shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of the quorum may authorize any action. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or any Option or Restricted Stock granted pursuant thereto. All members of the Committee shall be indemnified by the Company with respect to any such action, determination or interpretation to the fullest extent permitted by law.

         Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion: (i) to determine which eligible Directors shall be granted Options or Restricted Stock; (ii) to grant Options or Restricted Stock; (iii) to determine the times when Options or Restricted Stock may be granted and the number of Shares that may be purchased pursuant to such Options; (iv) to determine the exercise price of the Shares subject to each Option, which price shall be not less than the minimum specified in Section 6.1;
(v) to determine the time or times when each Option becomes exercisable, the duration of the exercise period, and any other restrictions on the exercise of Options issued hereunder; (vi) to prescribe the form or forms of the Option agreements under the Plan; (vii) to determine the circumstances under which the time for exercising Options should be accelerated and to accelerate the time for exercising outstanding Options; (viii) to determine any vesting schedule for Restricted Stock; (ix) to determine the duration and purposes for leaves of absence which may be granted to a Participant without constituting a Termination of Service for purpose of the Plan; (x) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (xi) to construe and interpret the Plan, the rules and regulations and the Option agreements under the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decision, determinations and interpretations of the Committee shall be final and binding.

         The provisions of this Article III shall survive any termination of the Plan, with respect to Options then outstanding.

                       ARTICLE IV. SHARES SUBJECT TO PLAN

         The maximum number of Shares that may be made subject to Options or Restricted Stock granted pursuant to the Plan is 50,000 (or the number and kind of Shares or other securities which are substituted for those Shares or to which those Shares are adjusted pursuant to the provisions of Article VIII of the
Plan). The Company shall reserve such number of Shares for the purposes of the Plan out of its authorized but unissued shares, or out of Shares held in the

Company's treasury, or partly out of each, as shall be determined by the Board. No fractional Shares shall be issued with respect to Options or Restricted Stock granted under the Plan.

         In the event that any outstanding Option under the Plan for any reason expires, is terminated, forfeited or is canceled prior to the expiration date of the Plan, the Shares called for by the unexercised portion of such Option may, to the extent permitted by law, again be subject to the granting of an Option or Restricted Stock under the Plan.

        ARTICLE V. ELIGIBILITY FOR AWARD OF OPTIONS AND RESTRICTED STOCK

         All Directors of one or more of the Affiliates shall be eligible to receive Options or Restricted Stock under the Plan.

                ARTICLE VI. GRANT OF OPTIONS AND RESTRICTED STOCK

         The Committee may in its sole discretion grant Options or Restricted Stock to such Directors as it determines appropriate consistent with Article V. Options and Restricted Stock shall be evidenced by Agreements (which need not be identical) in such forms as the Committee may from time to time approve.

         Agreements shall conform to the terms and conditions of the Plan. Such agreements may provide that the grant of any Option or Restricted Stock under the Plan, or that Shares acquired pursuant to the exercise of any Option, shall be subject to such other conditions (whether or not applicable to the Option or Restricted Stock received by any other optionee) as the Committee determines appropriate, including, without limitation, provisions conditioning exercise or vesting, as applicable, upon the occurrence of certain events or performance or the passage of time, provisions to assist the optionee in financing the purchase of Shares through the exercise of Options, provisions for forfeiture, or restrictions on resale or other disposition, of Shares acquired under the Plan, provisions giving the Company the right to repurchase shares acquired under the Plan in the event the Participant elects to dispose of such shares, and provisions to comply with all applicable federal and state securities laws and federal and state income tax and other payroll tax withholding requirements.

         6.1 OPTION PRICE. The exercise price for each Option granted under the Plan shall be determined by the Committee; provided, however, that it shall not be less than the fair market value of the Shares on the date of grant. The fair market value shall be determined for all purposes of the Plan as follows: (A) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and have been designated a National Market System ("NMS") security, fair market value on any date shall be the last sales price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported, (B) if the Shares are admitted to quotation on NASDAQ and have not been designated an NMS security, fair market value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date, or (C) if the Shares are admitted to trading on a national securities exchange, fair market value on any date shall be the last sale price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported, or (D) if neither (A), (B) nor (C) applies to the Shares, the price on any date shall be a price equal to the mean between the closing bid and asked prices for Shares, as quoted in writing to the Company by a principal market maker for transactions in the Company's Common Stock on the over-the-counter market designated by the Committee, and, finally, if no such quotation is obtainable, then as determined, in good faith, by the Committee on the date of the grant.

         6.2 EXERCISABILITY AND TERMS OF OPTIONS. The Committee shall, subject to the terms of the Plan, determine the dates after which Options may be exercised, in whole or in part, and may establish a vesting schedule that must be satisfied before Options may be exercised. An Option may provide that if it is exercisable in installments, installments which are exercisable and not exercised shall remain exercisable during the term of the Option.

         All Options shall have a term of no more than ten years from the date of grant. Subject to applicable law, the Committee shall determine the conditions under which Options that have not become excercisable shall be forfeited as well as the period or periods of time subsequent to termination of employment during which the Options may be exercised.

         6.3 ACCELERATED VESTING AND EXERCISE OF STOCK OPTIONS UPON TERMINATION OF SERVICE. If a Participant shall Terminate Service by reason of his death or Disability, all Options granted to such Participant that have not become exercisable on or before the date of such Termination shall immediately become exercisable. All options held by such Participant may be exercised by the Participant, his estate or beneficiary, or his representative, as the case may be, for a period of up to three (3) years from the date of such Termination or until the expiration of the stated term of such Option, whichever period is shorter.

         In the event of the Termination of Service for reason other than the death or Disability of a Participant, Options granted to such Participant which have vested may, unless earlier terminated in accordance with their terms, be exercised within one year after such termination.

         Notwithstanding the provisions of Section 6.2, in the event of a Change In Control, any Option granted under the Plan to a Participant which has not, as of the date of the Change in Control, become exercisable shall become fully exercisable.

         6.4 NONTRANSFERABILITY OF OPTION RIGHTS AND RESTRICTED STOCK. No Options shall be transferable except by will or the laws of descent and distribution. During the lifetime of the Participant, the Option shall be exercisable only by him. The Committee may, however, in its sole discretion, allow for transfers of Nonqualified Options to family members, subject to such conditions or limitations as it may establish to ensure compliance with Rule 16b-3 promulgated pursuant to the Exchange Act, or for other purposes. Restricted Stock may be transferred only in accordance with applicable state or federal securities laws.

         6.5 NO OBLIGATION TO EXERCISE OPTION. The grant of an Option shall impose no obligation on the Participant to exercise such Option.

         6.6 CANCELLATION OF OPTIONS. The Committee, in its discretion, may, with the consent of any Participant, cancel any outstanding Option.

         6.7 NO RIGHTS AS A STOCKHOLDER. A participant or a transferee of an Option shall have no rights as a stockholder with respect to any Share covered by his Option until he shall have become the holder of record of such Share, and he shall not be entitled to any dividends or distributions or other rights in respect of such Share for which the record date is prior to the date on which he shall have become the holder of record thereof.

         6.8 RESTRICTED STOCK. The Company may issue Restricted Stock under this Plan as a bonus to any Director for such consideration as determined by the Committee in accordance with N.J.S.A. 14A:7-4. The Committee shall have full and final authority in its discretion to determine and set forth in the Agreement the period or periods of time during which the Company will have a right to repurchase such Restricted Stock and the terms and conditions of such repurchase, and any vesting schedule for the Restricted Stock. Each Agreement related to Restricted Stock shall contain the acknowledgment of the Participant that the shares of Restricted Stock have not been registered under the Securities Act, and that such shares are not freely tradeable and must be held indefinitely unless such shares are either registered under the Securities Act or an exemption from such registration is available.

                         ARTICLE VII. EXERCISE OF OPTION

         Any Option may be exercised in whole or in part at any time subsequent to such Option becoming exercisable during the term of such Option; provided, however, that each partial exercise shall be for whole Shares only. Each Option, or any exercisable portion thereof, may only be exercised by delivery to the Secretary or his office of (i) notice in writing signed by the Participant (or other person then entitled to exercise such Option) that such Option, or a specified portion thereof, is being exercised; (ii) payment in full for the purchased Shares (as specified in Section 7.2 below); (iii) such representations and documents as, in the opinion of the Committee, are necessary or advisable to effect compliance with all applicable provisions of Federal or state securities laws or regulations; (iv) in the event that the Option or portion thereof shall be exercised pursuant to Section 6.3 or 6.4 by any person or persons other than the Participant, proof satisfactory to the Committee of the right of such person or person to exercise the Option or portion thereof; and (v) full payment to the Company of all amounts which, under federal or state law, it is required to withhold upon exercise of the Option (as specified in Section 7.3 below).

         7.1 SHARE CERTIFICATES. Upon receiving notice and payment, the Company will cause to be delivered to the Participant, as soon as practicable, a certificate in the Participant's name for the Shares purchased. The Shares issuable and deliverable upon the exercise of a Stock Option shall be fully paid and non-assessable. The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the complete or partial exercise of the Stock Option prior to fulfillment of, if required by law, (i) the completion of any registration or other qualification of such Shares under any federal or state law or under rulings or regulations of any governmental regulatory body, and (ii) the obtaining of any approval or other clearance from any federal or state governmental agency.

         7.2 PAYMENT FOR SHARES. Except as otherwise provided in an Agreement, payment for Shares purchased under an Option granted hereunder shall be made in full upon exercise of the Option, by certified or bank cashier's check or other good funds payable to the order of the Company or by delivery of full Shares of the Company duly endorsed for transfer to the Company with signature guaranteed, or by any combination thereof. Shares will be accepted at their fair market value (as determined in accordance with Section 6.1) on the date of exercise of the Option.

         7.3 SHARE WITHHOLDING. The Committee shall require that a Participant pay to the Company, at the time of exercise of a Nonqualified Option, such amount as the Committee deems necessary to satisfy the Company's obligation to withhold federal or state income or other taxes incurred by reason of the exercise or the transfer of Shares thereupon.

               ARTICLE VIII. ADJUSTMENT FOR RECAPITALIZATION, ETC.

         The aggregate number of Shares which may be purchased pursuant to Options granted, the number of Shares covered by each outstanding Option, and the price per share thereof in each such Option shall be appropriately adjusted for any increase or decrease in the number of outstanding Shares resulting from a stock split or other subdivision or consolidation of Shares or for other capital adjustments or payments of stock dividends or distributions, other increases or decreases in the outstanding Shares effected without receipt of consideration by the Company, or reorganization, merger or consolidation, or other similar change affecting the Shares.

         Such adjustment to an Option shall be made without a change to the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of Share quantities or prices). Any such adjustment made by the Committee shall be final and binding upon all Participants, the Company, their representatives, and all other interested persons. No fractional Shares shall be issued as a result of such adjustment.

         In the event of a transaction involving (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) the sale or disposition of all or substantially all of the Company's assets, provision shall be made in connection with such transaction for the assumption of Options theretofore granted under the Plan, or the substitution for such Options of new options of the successor corporation, with appropriate adjustment as to the number and kind of Shares and the purchase price for Shares thereunder, or, in the discretion of the Committee, the Plan and the Options issued hereunder shall terminate on the effective date of such transaction if appropriate provision is made for payment to the Participant of an amount in cash equal to the fair market value of a Share less the exercise price for such Options (to the extent such Options have not been exercised) multiplied by the number of Shares subject to the Options (to the extent such Options have not been exercised); provided, however, that in no event shall the Committee take any action or make any determination under this Article VIII which would prevent a transaction described in clause (ii) or
(iii) above from being treated as a pooling of interests under generally accepted accounting principles.

                       ARTICLE IX. GOVERNMENT REGULATIONS

         The Plan, and the grant and exercise of Options and Restricted Stock thereunder, and the Company's obligation to sell and deliver stock under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.

         Each Option is subject to the requirement that if, at any time, the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by state or federal law, or the consent or approval of any governmental regulatory body is necessary as a condition of, or in connection with, the issuance of Shares, no Shares shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained, provided, however, a refusal to issue Shares upon exercise of an Option as a result of the foregoing shall, notwithstanding any other provision of this Plan or any Agreement, extend the period the Option may be exercised one day for each day of delay, but not beyond the original term of the Option.

         The Company is relieved from any liability for the nonissuance or non-transfer or any delay in issuance or transfer of any Shares subject to Options under the Plan which results from the inability of the Company to obtain, or in any delay in obtaining, from any regulatory body having jurisdiction, all requisite authority to issue or transfer Shares upon exercise of the Options under the Plan if counsel for the Company provides the Company with a written opinion that such authority is necessary for the lawful issuance or transfer of any such Shares.

         Notwithstanding any other provision of this Plan, Restricted Stock may be issued pursuant to this Plan only after there has been compliance with all applicable federal and state securities laws, and such issuance will be subject to this overriding condition. The Company will not be required to register or qualify Restricted Stock with the Securities and Exchange Commission or any state agency.

                           ARTICLE X. OTHER PROVISIONS

         The validity, interpretation and administration of the Plan and any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of New Jersey, except to the extent that federal law shall apply.

         As used herein, the masculine gender shall include the feminine gender.

         The headings in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

         All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail, addressed to any Participant at the address contained in the records of the Company or to the Company at its principal office.

         The proceeds received from the exercise of Options pursuant to the Plan shall be used for general corporate purposes.

         Nothing in the Plan or in any Option or Restricted Stock granted hereunder shall confer on any Participant or eligible Director any right to continue as a Director of the Company or any of its Subsidiaries, or to interfere in any way with the right of the Company or any of its Subsidiaries or shareholders may otherwise have to remove or fail to reelect such Director at any time.

         All expenses and costs incurred in connection with the operation of the Plan shall be borne by the Company.

         The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Affiliates. Nothing in this Plan shall be construed to limit the right of any Affiliate (i) to establish, alter or terminate any other forms of incentives, benefits or compensation for Directors, including, without limitation, conditioning the right to receive other incentives, benefits or compensation on a Director not participating in this Plan; or (ii) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, without limitation, the grant or assumption of stock options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock, or assets of any corporation, firm or association.

         Participants shall have no rights as shareholders unless and until certificates for Shares are registered in their names in satisfaction of a properly exercised Option.

         If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefore has been made by a duly appointed legal representative), may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor. The terms of this Plan shall be interpreted and administered in compliance with
Section 16 of the Exchange Act and the rules and regulations applicable to the Company thereunder.

             ARTICLE XI. EFFECTIVE DATE AND EXPIRATION DATE OF PLAN

         The Plan is effective as of such date as it is approved by the directors of the Company. The expiration date of the Plan, after which no Option or Restricted Stock may be granted hereunder, shall be ten years from such effective date; provided, however, that the Plan shall remain effective after the expiration date for purposes of administering any Options outstanding as of such expiration date.

                ARTICLE XII. AMENDMENT OR DISCONTINUANCE OF PLAN

         The Board may, without the consent of the Company's stockholders or Participants under the Plan, at any time terminate the Plan entirely, and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect Options or Restricted Stock theretofore granted hereunder without the Participant's consent, and provided further that no such action by the Board, without approval of the stockholders, may (i) materially increase the total number of Shares which may be purchased or acquired pursuant to Options or Restricted Stock granted under the Plan, either in the aggregate or for any Participant or eligible Director, except as contemplated in Article VIII; (ii) expand the class of persons eligible to receive Options or Restricted Stock under the Plan; (iii) decrease the minimum Option price; (iv) extend the maximum term of Options granted hereunder; (v) extend the term of the Plan. No amendment or modification may become effective if it would cause the Plan to fail to meet the applicable requirements of state or federal law.

                       ARTICLE XIII. EFFECTIVENESS OF PLAN

         This Plan shall be effective upon adoption by the Board of Directors of 1st Constitution Bancorp.